EXHIBIT 13 (b)

CERTIFICATION

I, Brian E. Binder, President and Chief Executive Officer, and I, John L. Sullivan, Chief Financial Officer, Chief Accounting Officer and Treasurer, of Guggenheim Strategy Funds Trust (the “Registrant”) each certify that:
(1)	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 27, 2021

          /s/ Brian E. Binder
Name: Brian E. Binder
Title:   President and Chief Executive Officer

          /s/ John L. Sullivan
Name: John L. Sullivan
Title:   Chief Financial Officer, Chief Accounting Officer and Treasurer